UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2009 (May 6, 2009)
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 6, 2009, Alseres Pharmaceuticals, Inc. (the “Company”) withdrew its April 16, 2009 request for a hearing before a NASDAQ Listing Qualifications Panel regarding a NASDAQ Staff Determination indicating that the Company had not regained compliance with the minimum $35 million market value of listed securities requirement set forth in NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Rule”), and that, accordingly, the Company’s common stock would be delisted from The NASDAQ Capital Market. Consequently, on May 6, 2009 The Nasdaq Stock Market notified the Company that trading in the Company’s common stock on The NASDAQ Capital Market would be suspended at the open of business on May 8, 2009. The Company expects that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Capital Market.
A copy of the press release announcing the suspension from The Nasdaq Capital Market is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits
        See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: May 11, 2009	By:	/s/ Kenneth L. Rice, Jr.

Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 7, 2009.